UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
Discover Card Master Trust I
(Exact name of registrant as specified in charter)

Delaware	0-23108	51-0020270

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Discover Bank, as originator of Discover Card Master Trust I (“DCMT”), entered into an Underwriting Agreement, dated as of December 9, 2005 (the “Underwriting Agreement”), by and between Discover Bank and Morgan Stanley & Co. Incorporated, with respect to Credit Card Pass-Through Certificates to be issued by DCMT in one or more series, pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee. The Underwriting Agreement is attached hereto as Exhibit 1.1.
Discover Bank entered into a Terms Agreement, dated as of December 9, 2005 (the “Terms Agreement”), by and between Discover Bank and Morgan Stanley & Co. Incorporated, with respect to the issuance of (1) $700,000,000 aggregate principal amount of Series 2005-4 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates and $36,843,000 aggregate principal amount of Series 2005-4 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates of Discover Card Master Trust I and (2) $800,000,000 aggregate principal amount of Series 2005-4 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates and $42,106,000 aggregate principal amount of Series 2005-4 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates of Discover Card Master Trust I. The Terms Agreement is attached hereto as Exhibit 1.2.
Item 9.01. Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of December 9, 2005, by and between Discover Bank and Morgan Stanley & Co. Incorporated

Exhibit 1.2	Terms Agreement, dated as of December 9, 2005, by and between Discover Bank and Morgan Stanley & Co. Incorporated

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I (Registrant)

	By:	Discover Bank
(Originator of the Trust)

Date: December 14, 2005		By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

Exhibit 1.1	Underwriting Agreement, dated as of December 9, 2005, by and between Discover Bank and Morgan Stanley & Co. Incorporated

Exhibit 1.2	Terms Agreement, dated as of December 9, 2005, by and between Discover Bank and Morgan Stanley & Co. Incorporated